ImmuCell Corporation

EXHIBIT 23

CONSENT OF BAKER NEWMAN & NOYES, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ImmuCell Corporation

We consent to the incorporation by reference in Registration Statement No. 333-2631 and No. 333-65514 of ImmuCell Corporation on Form S-8 of our report, dated March 28, 2011, relating to our audit of the financial statements which appears in this Annual Report on Form 10-K of ImmuCell Corporation for the year ended December 31, 2010.

Portland, Maine	/s/ Baker Newman & Noyes
March 28, 2011	Limited Liability Company